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Exhibit 5.3

CONSENT OF FASKEN MARTINEAU DUMOULIN LLP

        We hereby consent to the reference to our opinions under "Canadian Federal Income Tax Considerations" and "Eligibility for Investment" and the reference of our name in the sections "Legal Matters" and "Interests of Experts" in the Registration Statement on Form F-10 of Banro Corporation filed on September 2, 2008. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada September 2, 2008	/s/ FASKEN MARTINEAU DUMOULIN LLP Fasken Martineau DuMoulin LLP

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  Exhibit 5.3
CONSENT OF FASKEN MARTINEAU DUMOULIN LLP